Carmell Corp Announces Addition of Dr. Sean Kelishadi to Scientific Advisory Board

PITTSBURGH, USA, January 11, 2024 /EINPresswire.com/ -- Carmell Corporation (Nasdaq: CTCX), a bio-aesthetics company focused on skin and hair health (“Carmell” or the “Company”), today announced the addition of Dr. Sean Kelishadi to their Scientific Advisory Board.

Dr. Kelishadi is a Board-Certified Plastic Surgeon who owns and operates his private practice in Newport Beach, CA. He is approved by the American Society for Aesthetic Plastic Surgery (ASAPS) as a Fellowship Director to train the next generation of clinical leaders. Dr. Kelishadi has delivered 26 lectures at conferences such as the American Society of Plastic Surgeons Meeting, The American Society for Aesthetic Plastic Surgery Meeting, Plastic Surgery Research Council, American Transplant Congress among others. Dr. Kelishadi has published 37 peer reviewed papers in journals such as the Aesthetic Surgery Journal, Journal of Clinical Investigation, Plastic and Reconstructive Surgery Journal, Aesthetic Surgery Journal Open Forum, ePlasty, Transplantation, Annals of Plastic Surgery, and other journals. Dr. Kelishadi has also presented 51 abstracts covering research topics across wound reconstruction and healing, transplant success and various surgical techniques.

Dr. Kelishadi received his undergraduate degree at Vanderbilt University in Nashville and his medical degree from University of Tennessee-Memphis College of Medicine followed by his general surgery residency at the University of Maryland and the prestigious Shock Trauma Center in Baltimore, MD. While at Baltimore, he also spent 2 years performing NIH funded research on groundbreaking mechanisms in immunobiology. Later, he completed his plastic surgery residency at the University of Louisville, KY.

Said Mr. Rajiv Shukla, Chairman & CEO of Carmell, “As a peer reviewer for The Aesthetic Surgery Journal, Dr. Kelishadi is deeply involved in studying the latest scientific developments in the aesthetics industry. His track record as an elite clinician combined with a stellar research background makes him a real asset to our SAB.”

Said Dr. Kelishadi, “I have closely followed the application of regenerative science, as a clinician and a researcher, to help my patients achieve superior treatment outcomes. In my view, Carmell’s Secretome platform represents the future of bio-aesthetics with its clinically validated technology. It is an honor to join forces with my fellow physicians who are the leaders of this movement to help build Carmell.”

About Carmell

Carmell is a bio-aesthetics company that utilizes the human platelet secretome to topically deliver more than a thousand proteins and growth factors to support skin and hair health. Carmell’s quality ethos is based on rational cosmetics design coupled with a focus on clean formulas that omit 14 commonly used chemicals that are proven to be adverse to human health. The Company is focused on developing topical cosmetics tailored to meet the demanding technical requirements of professional care providers.

For more information, visit www.carmellcosmetics.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. However, not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about the attributes and benefits of Carmell’s products including R&D products under development. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize anticipated benefits from their commercial products, R&D pipeline, distribution agreements, changes in applicable laws or regulations, the possibility that Carmell may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those to be included under the header “Risk Factors” in the 10-Q statement on filed by Carmell with the SEC on November 15, 2023, as amended. Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Bryan Cassaday

Carmell Corporation

bc@carmellcorp.com